Exhibit 99.1

April 29, 2009	Analyst Contact:	Christy Williamson
918-588-7163
	Media Contact:	Brad Borror
918-588-7582

ONEOK Partners Reports First-quarter 2009 Results;
Reaffirms 2009 Earnings Guidance

TULSA, Okla. – April 29, 2009 – ONEOK Partners, L.P. (NYSE: OKS) today announced first-quarter 2009 earnings of 85 cents per unit, compared with $1.48 per unit for the first quarter 2008.  Net income attributable to ONEOK Partners was $99.6 million in the first quarter 2009, compared with $145.0 million in the same period in 2008.

The partnership also reaffirmed its 2009 limited partners’ net income per unit guidance, announced on Feb. 5, 2009, in the range of $3.15 to $3.75 per unit.  The partnership's distributable cash flow is still expected to be in the range of $490 million to $550 million.

“All of our business segments turned in a solid operating performance during the first quarter despite a challenging economic environment and significantly lower commodity prices that mainly affected our natural gas gathering and processing segment,” said John W. Gibson, chairman and chief executive officer of ONEOK Partners.

“We continue to make progress on our $2 billion growth program, as several more growth projects came on line during the quarter, with the remaining projects scheduled to start up later this year,” Gibson said.  “We are already realizing increased earnings from these projects and expect this growth in fee-based earnings to continue over the next couple of years.

“Also during the quarter, we issued $500 million of long-term debt, enabling us to pay down our revolving credit facility.  This long-term financing, combined with the lower projected capital expenditures in 2009, enhances our financial flexibility,” Gibson added.

In the first quarter 2009, cash flow, as measured by earnings before interest, taxes, depreciation and amortization (EBITDA), was $184.3 million, compared with $208.2 million in the first quarter 2008.  Distributable cash flow (DCF) for the first quarter 2009 was $134.6 million, or $1.23 per unit, compared with $158.9 million, or $1.66 per unit, in the first quarter 2008.

Operating income for the first quarter 2009 was $124.8 million, compared with $150.5 million for the first quarter 2008.  First-quarter 2009 results reflect lower realized commodity

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ONEOK Partners Reports First-quarter 2009 Results;
Reaffirms 2009 Earnings Guidance

April 29, 2009

prices in the partnership’s natural gas gathering and processing segment and narrower natural gas liquids (NGL) product price differentials in the natural gas liquids gathering and fractionation segment.  These decreases were partially offset by improved results in the natural gas liquids pipeline segment, which benefited from increased throughput due to new supply connections including incremental volumes from the Overland Pass Pipeline, as well as increased throughput from existing connections.

FIRST-QUARTER 2009 SUMMARY INCLUDES:

•	Operating income of $124.8 million, compared with $150.5 million in the first quarter last year;
•	Natural gas gathering and processing segment operating income of $39.8 million, compared with $59.1 million in the first quarter 2008;
•	Natural gas pipelines segment operating income of $32.6 million, compared with $31.7 million in the first quarter 2008;
•	Natural gas liquids gathering and fractionation segment operating income of $30.0 million, compared with $45.3 million in the first quarter 2008;
•	Natural gas liquids pipelines segment operating income of $22.3 million, compared with $13.8 million in the first quarter 2008;
•	Equity earnings from investments of $21.2 million, compared with $27.8 million in the first quarter 2008;
•	Capital expenditures of $192.5 million, compared with $267.1 million in the first quarter 2008;
•	Placing the 119-mile Guardian Pipeline expansion and extension into service in the Green Bay, Wis., area in late February;
•	Placing the 125-mile D-J Basin Lateral Pipeline into service, connecting the Denver-Julesburg Basin with the Overland Pass Pipeline;
•	Completing the expansion of the Grasslands natural gas processing facility in the Williston Basin;
•	Completing a $500 million public offering of 10-year senior notes at a coupon of 8.625 percent in March 2009;
•	Having $436.7 million outstanding and $563.3 million available under the partnership’s revolving credit facility at March 31, 2009;
•	Declaring a quarterly cash distribution of $1.08 per unit payable on May 15, 2009, to unitholders of record as of April 30, 2009; and
•	Naming Geoffrey A. Sands as vice president of environment, safety and health for ONEOK and ONEOK Partners.

FIRST-QUARTER 2009 BUSINESS UNIT RESULTS

Natural Gas Gathering and Processing Segment

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ONEOK Partners Reports First-quarter 2009 Results;
Reaffirms 2009 Earnings Guidance

April 29, 2009

The natural gas gathering and processing segment reported first-quarter 2009 operating income of $39.8 million, compared with $59.1 million in the first quarter 2008.

First-quarter 2009 operating income decreased $27.5 million due to lower realized natural gas, NGL and condensate prices, partially offset by an $8.3 million increase due to higher volumes processed and sold.

Operating costs were $31.8 million, compared with $33.1 million in the first quarter 2008, primarily due to lower employee-related costs and lower chemical costs.  Depreciation and amortization expense was $14.5 million, compared with $11.7 million in the first quarter 2008, primarily as a result of higher depreciation expense associated with the completed capital projects.

Equity earnings from investments were $4.5 million, compared with $7.0 million in the first quarter 2008, primarily due to decreased earnings from the partnership’s various investments.

The following table contains margin information for the periods indicated.  NGL shrink, plant fuel and condensate shrink refer to the Btus that are removed from natural gas through the gathering and processing operation.

	Three Months Ended
	March 31,
	2009	2008
Percent of proceeds
Wellhead purchases (MMBtu/d)	60,496	70,594
NGL sales (Bbl/d)	5,040	4,809
Residue gas sales (MMBtu/d)	34,819	36,607
Condensate sales (Bbl/d)	2,095	1,823
Percentage of total net margin	50%	58%
Fee-based
Wellhead volumes (MMBtu/d)	1,163,376	1,191,801
Average rate ($/MMBtu)	$0.28	$0.26
Percentage of total net margin	35%	24%
Keep whole
NGL shrink (MMBtu/d)	16,960	23,515
Plant fuel (MMBtu/d)	2,182	2,488
Condensate shrink (MMBtu/d)	1,755	2,011
Condensate sales (Bbl/d)	355	407
Percentage of total net margin	15%	18%

The natural gas gathering and processing segment is exposed to commodity price risk, primarily NGLs, as a result of receiving commodities in exchange for its services.  The following tables provide hedging information for the remainder of 2009 and for 2010 for the natural gas gathering and processing segment.

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ONEOK Partners Reports First-quarter 2009 Results;
Reaffirms 2009 Earnings Guidance

April 29, 2009

	Nine Months Ending
	December 31, 2009
	Volumes Hedged	Average Price		Percentage Hedged
NGLs (Bbl/d) (a)	5,981	$1.07	/ gallon	69%
Condensate (Bbl/d) (a)	1,410	$2.23	/ gallon	68%
Total (Bbl/d)	7,391	$1.29	/ gallon	69%
Natural gas (MMBtu/d)	8,159	$4.20	/ MMBtu	45%
(a) - Hedged with fixed-price swaps.

	Year Ending
	December 31, 2010
	Volumes Hedged	Average Price		Percentage Hedged
NGLs (Bbl/d) (a)	150	$1.54	/ gallon	2%
Condensate (Bbl/d) (a)	520	$1.54	/ gallon	24%
Total (Bbl/d)	670	$1.54	/ gallon	6%
Natural gas (MMBtu/d)	7,828	$5.71	/ MMBtu	39%
(a) - Hedged with fixed-price swaps.

The partnership currently estimates that a 1 cent per gallon decrease in the composite price of NGLs would decrease annual net margin by approximately $1.2 million.  A $1.00 per barrel decrease in the price of crude oil would decrease annual net margin by approximately $1.0 million.  Also, a 10 cent per MMBtu decrease in the price of natural gas would decrease annual net margin by approximately $0.7 million.  All of these sensitivities exclude the effects of hedging and assume normal operating conditions.

Natural Gas Pipelines Segment

The natural gas pipelines segment reported first-quarter 2009 operating income of $32.6 million, compared with $31.7 million for the first quarter 2008.

During the quarter, operating income benefited primarily from higher natural gas transportation margins, primarily as a result of the Guardian Pipeline expansion and extension project going into service in late February 2009 and increased retained fuel volumes, partially offset by the impact of lower natural gas prices on retained fuel.

Operating costs were $20.2 million, compared with $23.6 million in the first quarter 2008, primarily due to lower employee-related and general operating costs.  Depreciation and amortization expense was $12.8 million, compared with $8.4 million in the first quarter 2008, primarily as a result of higher depreciation expense associated with the completed capital projects.

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ONEOK Partners Reports First-quarter 2009 Results;
Reaffirms 2009 Earnings Guidance

April 29, 2009

Equity earnings from investments were $16.2 million, compared with $20.1 million in the first quarter 2008, primarily due to lower subscription rates on the Northern Border Pipeline, in which the partnership has a 50 percent interest.

Natural Gas Liquids Gathering & Fractionation Segment

The natural gas liquids gathering and fractionation segment reported first-quarter 2009 operating income of $30.0 million, compared with $45.3 million for the first quarter 2008.

First-quarter 2009 results decreased $16.5 million due to reduced optimization margins from narrower NGL product price differentials between the market centers in Conway, Kan., and Mont Belvieu, Texas, and reduced marketing margins.  These decreases were partially offset by a $6.4 million increase due to higher gathering and fractionation volumes associated with new supply connections and throughput from the Overland Pass Pipeline.

Operating costs were $22.8 million in the first quarter 2009, compared with $18.6 million in the same period last year, primarily as a result of higher operating costs at fractionation facilities, which included incremental operating expenses associated with the recently expanded Bushton fractionator that began operation in the third quarter of 2008.

The Conway-to-Mont Belvieu average price differential for ethane in the first quarter 2009, based on Oil Price Information Service (OPIS) pricing, was 8 cents per gallon, compared with 9 cents per gallon in the same period in 2008.

Natural Gas Liquids Pipelines Segment

The natural gas liquids pipelines segment reported first-quarter 2009 operating income of $22.3 million, compared with $13.8 million for the first quarter 2008.

First-quarter 2009 operating income benefited $8.9 million due to incremental margin from the Overland Pass Pipeline, and $5.1 million due to increased volumes transported on distribution pipelines, primarily from increased propane volumes due to cold weather and increased natural gasoline volumes to serve diluent markets.  The Overland Pass Pipeline began operations midway through the fourth quarter 2008.

Operating costs were $15.6 million in the first quarter 2009, compared with $13.4 million in the same period last year.  Depreciation and amortization expense was $6.3 million, compared with $4.1 million in the first quarter 2008.  These increases were due primarily to incremental expenses associated with the Overland Pass Pipeline.

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ONEOK Partners Reports First-quarter 2009 Results;
Reaffirms 2009 Earnings Guidance

April 29, 2009

GROWTH ACTIVITIES

In the first quarter 2009, the partnership completed another large pipeline project and continued executing on the remaining projects in its approximately $2 billion growth program that will be completed in 2009.  Following is a status report on those projects:

Natural Gas Liquids Projects

In March 2009, the D-J Basin Lateral Pipeline, a 125-mile lateral pipeline connecting the Denver-Julesburg Basin with the Overland Pass Pipeline, was placed into service.  The lateral pipeline has capacity to transport as much as 55,000 barrels per day (bpd) of unfractionated NGLs.  The project cost is expected to be at the low end of the previously provided range of $70 million to $80 million.  In the second quarter 2009, volumes are expected to reach 33,000 bpd on this lateral pipeline, with the potential for an additional 10,000 bpd in the next two years.

In November 2008, Overland Pass Pipeline – the 760-mile natural gas liquids pipeline extending from Opal, Wyo., to Conway, Kan. – was placed into full service with the capacity to transport approximately 110,000 bpd of unfractionated NGLs.  The pipeline project cost approximately $575 million.  Overland Pass Pipeline Company is a joint venture with a subsidiary of The Williams Companies, Inc.  Currently, approximately 60,000 bpd are flowing on Overland Pass, and the pipeline capacity can be increased to approximately 255,000 bpd with additional pump facilities.  By the end of the third quarter 2009 when the Piceance Lateral Pipeline is in service, volumes are expected to be approximately 140,000 bpd on Overland Pass.

In October 2008, the partnership began construction on the Piceance Lateral Pipeline, a 150-mile lateral pipeline connecting the Piceance Basin with Overland Pass Pipeline.  The project is expected to cost in the range of $110 million to $140 million and be completed in the third quarter 2009.  The pipeline will have the capacity to transport as much as 100,000 bpd of unfractionated NGLs.  Initial flow on this lateral pipeline is expected to be approximately 37,000 bpd.

The $395 million to $415 million, 440-mile Arbuckle Pipeline, extending from southern Oklahoma through the Barnett Shale of north Texas and on to the partnership’s fractionation and storage facilities at Mont Belvieu on the Texas Gulf Coast, is currently under construction and is expected to go into service during the second quarter of 2009.  As previously announced, the project costs have increased based on higher costs and delays associated with right-of-way acquisition and potential weather impacts, primarily anticipated spring rains in wet low-lying areas.  The pipeline will have the capacity to transport 160,000 bpd of unfractionated NGLs, expandable to 210,000 bpd with additional pump facilities.  Supply commitments from producers are sufficient to fill the expanded 210,000 bpd capacity level over the next three to five years.

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ONEOK Partners Reports First-quarter 2009 Results;
Reaffirms 2009 Earnings Guidance

April 29, 2009

Natural Gas Projects

In late February 2009, the 119-mile Guardian expansion and extension project was placed into service.  The capacity on the natural gas pipeline extension is close to fully subscribed under 15-year agreements with two Wisconsin utilities.  The project cost approximately $325 million.  The costs have increased from the previous estimate of $277 million to $305 million primarily as a result of higher costs associated with delays due to weather and delivery of equipment.

The expansion of the partnership’s Grasslands natural gas processing facility in North Dakota was placed into service in the first quarter 2009.  The expansion increases natural gas processing capacity to approximately 100 million cubic feet per day (MMcf/d) from its current capacity of 63 MMcf/d and increases NGL fractionation capacity to approximately 12,000 bpd from 8,000 bpd.  The estimated cost of the project is approximately $46 million.

EARNINGS CONFERENCE CALL AND WEBCAST

ONEOK Partners and ONEOK management will conduct a joint conference call on Thursday, April 30, 2009, at 11 a.m. Eastern Daylight Time (10 a.m. Central Daylight Time).  The call will also be carried live on ONEOK Partners’ and ONEOK’s Web sites.

To participate in the telephone conference call, dial 866-259-6033, pass code 1350009, or log on to www.oneokpartners.com or www.oneok.com.

If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK Partners’ Web site, www.oneokpartners.com, and ONEOK’s Web site, www.oneok.com, for 30 days.  A recording will be available by phone for seven days.  The playback call may be accessed at 866-837-8032, pass code 1350009.

NON-GAAP FINANCIAL MEASURES

The partnership has disclosed in this news release EBITDA and DCF amounts that are non-GAAP financial measures.  Management believes EBITDA and DCF provide useful information to investors as a measure of comparison with peer companies.  However, these calculations may vary from company to company, so the partnership's computations may not be directly comparable with those of other companies.  DCF is not necessarily the same as available cash as defined in the Partnership Agreement.  Management further uses EBITDA to compare the financial performance of its segments and to internally manage those business segments.  Reconciliations of EBITDA to net income and operating income and computations of DCF are included in the financial tables attached to this news release.

ONEOK Partners, L.P. (NYSE: OKS) is one of the largest publicly traded master limited partnerships and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s

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ONEOK Partners Reports First-quarter 2009 Results;
Reaffirms 2009 Earnings Guidance

April 29, 2009

premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers.  Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 47.7 percent of the partnership.  ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

For more information about ONEOK Partners, L.P., visit: www.oneokpartners.com.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, as amended.  The forward-looking statements relate to our anticipated financial performance, management’s plans and objectives for our future operations, our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters.  We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.  The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,”  “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “could,” “may,” “continue,” “might,” “potential,” “scheduled” and other words and terms of similar meaning.

You should not place undue reliance on forward-looking statements.  Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.  Those factors may affect our operations, markets, products, services and prices.  In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

•	the effects of weather and other natural phenomena on our operations, demand for our services and energy prices;
•	competition from other United States and Canadian energy suppliers and transporters, as well as alternative forms of energy, including, but not limited to, biofuels such as ethanol and biodiesel;
•	the capital intensive nature of our businesses;
•	the profitability of assets or businesses acquired or constructed by us;
•	our ability to make cost-saving changes in operations;
•	risks of marketing, trading and hedging activities, including the risks of changes in energy prices or the financial condition of our counterparties;
•	the uncertainty of estimates, including accruals and costs of environmental remediation;
•	the timing and extent of changes in energy commodity prices;
•
the effects of changes in governmental policies and regulatory actions, including changes with respect to income and other taxes, environmental compliance, climate change initiatives, authorized rates of recovery of gas and gas transportation costs;

•
the impact on drilling and production by factors beyond our control, including the demand for natural gas and refinery-grade crude oil; producers’ desire and ability to obtain necessary permits; reserve performance; and capacity constraints on the pipelines that transport crude oil, natural gas and NGLs from producing areas and our facilities;

•	difficulties or delays experienced by trucks or pipelines in delivering products to or from our terminals or pipelines;
•	changes in demand for the use of natural gas because of market conditions caused by concerns about global warming;
•	conflicts of interest between us, our general partner, ONEOK Partners GP, and related parties of ONEOK Partners GP;
•	the impact of unforeseen changes in interest rates, equity markets, inflation rates, economic recession and other external factors over which we have no control;

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ONEOK Partners Reports First-quarter 2009 Results;
Reaffirms 2009 Earnings Guidance

April 29, 2009

•
our indebtedness could make us vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds, and/or place us at competitive disadvantages compared to our competitors that have less debt or have other adverse consequences;

•	actions by rating agencies concerning the credit ratings of us or our general partner;
•
the results of administrative proceedings and litigation, regulatory actions and receipt of expected clearances involving the Oklahoma Corporation Commission (OCC), Kansas Corporation Commission (KCC), Texas regulatory authorities or any other local, state or federal regulatory body, including the Federal Energy Regulatory Commission (FERC);

•	our ability to access capital at competitive rates or on terms acceptable to us;
•	risks associated with adequate supply to our gathering, processing, fractionation and pipeline facilities, including production declines that outpace new drilling;
•	the risk that material weaknesses or significant deficiencies in our internal control over financial reporting could emerge or that minor problems could become significant;
•	the impact and outcome of pending and future litigation;
•	the ability to market pipeline capacity on favorable terms, including the effects of:
-	future demand for and prices of natural gas and NGLs;
-	competitive conditions in the overall energy market;
-	availability of supplies of Canadian and United States natural gas; and
-	availability of additional storage capacity;
•	performance of contractual obligations by our customers, service providers, contractors and shippers;
•	the timely receipt of approval by applicable governmental entities for construction and operation of our pipeline and other projects and required regulatory clearances;
•
our ability to acquire all necessary permits, consents and other approvals in a timely manner, to promptly obtain all necessary materials and supplies required for construction, and to construct gathering, processing, storage, fractionation and transportation facilities without labor or contractor problems;

•	the mechanical integrity of facilities operated;
•	demand for our services in the proximity of our facilities;
•	our ability to control operating costs;
•	acts of nature, sabotage, terrorism or other similar acts that cause damage to our facilities or our suppliers’ or shippers’ facilities;
•	economic climate and growth in the geographic areas in which we do business;
•	the risk of a prolonged slowdown in growth or decline in the U.S. economy or the risk of delay in growth recovery in the U.S. economy, including increasing liquidity risks in U.S. credit markets;
•	the impact of recently issued and future accounting pronouncements and other changes in accounting policies;
•	the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions in the Middle East and elsewhere;
•	the risk of increased costs for insurance premiums, security or other items as a consequence of terrorist attacks;
•
risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions;

•	the impact of unsold pipeline capacity being greater or less than expected;
•	the ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our state and FERC-regulated rates;
•	the composition and quality of the natural gas and NGLs we gather and process in our plants and transport on our pipelines;
•	the efficiency of our plants in processing natural gas and extracting and fractionating NGLs;
•	the impact of potential impairment charges;
•	the risk inherent in the use of information systems in our respective businesses, implementation of new software and hardware, and the impact on the timeliness of information for financial reporting;
•	our ability to control construction costs and completion schedules of our pipelines and other projects; and
•	the risk factors listed in the reports we have filed and may file with the Securities and Exchange Commission (SEC), which are incorporated by reference.

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ONEOK Partners Reports First-quarter 2009 Results;
Reaffirms 2009 Earnings Guidance

April 29, 2009

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements.  Other factors could also have material adverse effects on our future results.  These and other risks are described in greater detail in Part I, Item 1A, Risk Factors, in our Annual Report on Form 10-K for the year ended December 31, 2008.  All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors.  Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.  OKS-FE

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ONEOK Partners Reports First-quarter 2009 Results;
Reaffirms 2009 Earnings Guidance

April 29, 2009

ONEOK Partners, L.P. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
	Three Months Ended
	March 31,
(Unaudited)	2009	2008
	(Thousands of dollars, except per unit amounts)

Revenues	$1,250,865	$2,059,035
Cost of sales and fuel	997,324	1,790,510
Net Margin	253,541	268,525
Operating Expenses
Operations and maintenance	77,679	76,941
Depreciation and amortization	39,940	29,942
General taxes	11,767	11,141
Total Operating Expenses	129,386	118,024
Gain (Loss) on Sale of Assets	664	31
Operating Income	124,819	150,532
Equity earnings from investments	21,222	27,783
Allowance for equity funds used during construction	9,003	8,496
Other income	391	2,058
Other expense	(2,046)	(2,131)
Interest expense	(50,908)	(38,529)
Income before Income Taxes	102,481	148,209
Income taxes	(2,871)	(3,068)
Net Income	99,610	145,141
Net income attributable to noncontrolling interests	(19)	(123)
Net Income Attributable to ONEOK Partners, L.P.	$99,591	$145,018

Limited partners’ interest in net income:
Net income attributable to ONEOK Partners, L.P.	$99,591	$145,018
General partner’s interest in net income	(22,312)	(19,705)
Limited Partners’ Interest in Net Income	$77,279	$125,313

Limited partners’ net income per unit	$0.85	$1.48
Number of Units Used in Computation (Thousands)	90,920	84,454

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ONEOK Partners Reports First-quarter 2009 Results;
Reaffirms 2009 Earnings Guidance

April 29, 2009

ONEOK Partners, L.P. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
	March 31,	December 31,
(Unaudited)	2009	2008
Assets	(Thousands of dollars)
Current Assets
Cash and cash equivalents	$1,129	$177,635
Accounts receivable, net	305,958	317,182
Affiliate receivables	20,896	25,776
Gas and natural gas liquids in storage	145,975	190,616
Commodity exchanges and imbalances	51,604	55,086
Derivative financial instruments	45,619	63,780
Materials and supplies	31,221	22,956
Other current assets	3,470	5,220
Total Current Assets	605,872	858,251

Property, Plant and Equipment
Property, plant and equipment	5,981,885	5,808,679
Accumulated depreciation and amortization	903,282	875,279
Net Property, Plant and Equipment	5,078,603	4,933,400

Investments and Other Assets
Investments in unconsolidated affiliates	747,990	755,492
Goodwill and intangible assets	674,620	676,536
Other assets	37,819	30,593
Total Investments and Other Assets	1,460,429	1,462,621
Total Assets	$7,144,904	$7,254,272

Liabilities and Partners’ Equity
Current Liabilities
Current maturities of long-term debt	$11,931	$11,931
Notes payable	436,700	870,000
Accounts payable	418,814	496,763
Affiliate payables	18,372	23,333
Commodity exchanges and imbalances	128,605	191,165
Accrued interest	77,659	44,104
Other current liabilities	36,249	56,728
Total Current Liabilities	1,128,330	1,694,024

Long-term Debt, excluding current maturities	3,083,876	2,589,509

Deferred Credits and Other Liabilities	57,596	54,773

Commitments and Contingencies

Partners’ Equity
General partner	77,119	77,546
Common units: 54,426,087 units issued and outstanding at March 31, 2009 and December 31, 2008	1,348,538	1,361,058
Class B units: 36,494,126 units issued and outstanding at March 31, 2009 and December 31, 2008	1,398,622	1,407,016
Accumulated other comprehensive income	45,206	64,405
Total ONEOK Partners, L.P. Partners’ Equity	2,869,485	2,910,025

Noncontrolling Interests in Consolidated Subsidiaries	5,617	5,941

Total Partners’ Equity	2,875,102	2,915,966
Total Liabilities and Partners’ Equity	$7,144,904	$7,254,272

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ONEOK Partners Reports First-quarter 2009 Results;
Reaffirms 2009 Earnings Guidance

April 29, 2009

ONEOK Partners, L.P. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS	Three Months Ended
	March 31,
(Unaudited)	2009	2008
	(Thousands of dollars)
Operating Activities
Net income	$99,610	$145,141
Depreciation and amortization	39,940	29,942
Allowance for equity funds used during construction	(9,003)	(8,496)
Gain on sale of assets	(664)	(31)
Equity earnings from investments	(21,222)	(27,783)
Distributions received from unconsolidated affiliates	25,187	24,040
Changes in assets and liabilities (net of acquisition and disposition effects):
Accounts receivable	11,224	81,852
Affiliate receivables	4,880	(11,277)
Gas and natural gas liquids in storage	44,641	43,696
Derivative financial instruments	(1,038)	(5,709)
Materials and supplies	(8,265)	(458)
Accounts payable	(65,065)	(34,232)
Affiliate payables	(4,961)	11,855
Commodity exchanges and imbalances, net	(59,078)	(27,038)
Accrued interest	33,555	34,317
Other assets and liabilities	(14,965)	(13,746)
Cash Provided by Operating Activities	74,776	242,073

Investing Activities
Changes in investments in unconsolidated affiliates	3,362	3,311
Acquisitions	-	2,450
Capital expenditures (less allowance for equity funds used during construction)	(192,494)	(267,058)
Proceeds from sale of assets	1,083	72
Cash Used in Investing Activities	(188,049)	(261,225)

Financing Activities
Cash distributions:
General and limited partners	(120,932)	(101,135)
Noncontrolling interests	(343)	(74)
Borrowing (repayment) of notes payable, net	36,700	(100,000)
Repayment of notes payable with maturities over 90 days	(470,000)	-
Issuance of long-term debt, net of discounts	498,325	-
Long-term debt financing costs	(4,000)	-
Issuance of common units, net of discounts	-	443,579
Contributions from general partner	-	9,355
Payment of long-term debt	(2,983)	(2,981)
Cash Provided by (Used in) Financing Activities	(63,233)	248,744
Change in Cash and Cash Equivalents	(176,506)	229,592
Cash and Cash Equivalents at Beginning of Period	177,635	3,213
Cash and Cash Equivalents at End of Period	$1,129	$232,805

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ONEOK Partners Reports First-quarter 2009 Results;
Reaffirms 2009 Earnings Guidance

April 29, 2009

ONEOK Partners, L.P. and Subsidiaries
INFORMATION AT A GLANCE

	Three Months Ended
	March 31,
(Unaudited)	2009	2008
	(Millions of dollars, except as noted)
Natural Gas Gathering and Processing
Net margin	$86.1	$103.9
Operating costs	$31.8	$33.1
Depreciation and amortization	$14.5	$11.7
Operating income	$39.8	$59.1
Equity earnings from investments	$4.5	$7.0
Natural gas gathered (BBtu/d)	1,163	1,192
Natural gas processed (BBtu/d)	653	624
NGL sales (MBbl/d)	41	38
Residue gas sales (BBtu/d)	285	277
Realized composite NGL sales price ($/gallon)	$0.66	$1.33
Realized condensate sales price ($/Bbl)	$62.24	$87.51
Realized residue gas sales price ($/MMBtu)	$3.59	$7.40
Realized gross processing spread ($/MMBtu)	$6.59	$7.43
Capital expenditures - growth	$25.5	$23.4
Capital expenditures - maintenance	$3.3	$3.1

Natural Gas Pipelines
Net margin	$65.6	$63.7
Operating costs	$20.2	$23.6
Depreciation and amortization	$12.8	$8.4
Operating income	$32.6	$31.7
Equity earnings from investments	$16.2	$20.1
Natural gas transported (MMcf/d)	4,200	4,075
Average natural gas price Mid-Continent region ($/MMBtu)	$3.44	$7.18
Capital expenditures - growth	$17.2	$20.9
Capital expenditures - maintenance	$0.2	$1.3

Natural Gas Liquids Gathering and Fractionation
Net margin	$59.2	$69.5
Operating costs	$22.8	$18.6
Depreciation and amortization	$6.4	$5.6
Operating income	$30.0	$45.3
NGLs gathered (MBbl/d)	264	250
NGL sales (MBbl/d)	380	286
NGLs fractionated (MBbl/d)	465	391
Conway-to-Mont Belvieu OPIS average price differential
Ethane ($/gallon)	$0.08	$0.09
Capital expenditures - growth	$9.4	$26.7
Capital expenditures - maintenance	$3.6	$2.9

Natural Gas Liquids Pipelines
Net margin	$44.2	$31.3
Operating costs	$15.6	$13.4
Depreciation and amortization	$6.3	$4.1
Operating income	$22.3	$13.8
Equity earnings from investments	$0.5	$0.7
NGLs transported-gathering lines (MBbl/d)	163	92
NGLs transported-distribution lines (MBbl/d)	445	303
Capital expenditures - growth	$131.5	$188.1
Capital expenditures - maintenance	$1.7	$0.6

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ONEOK Partners Reports First-quarter 2009 Results;
Reaffirms 2009 Earnings Guidance

April 29, 2009

ONEOK Partners, L.P. and Subsidiaries
RECONCILIATION OF EBITDA NON-GAAP FINANCIAL MEASURES
	Three Months Ended
	March 31,
(Unaudited)	2009	2008
	(Thousands of dollars)
Reconciliation of Net Income to EBITDA
Net income	$99,610	$145,141
Interest expense	50,908	38,529
Depreciation and amortization	39,940	29,942
Income taxes	2,871	3,068
Allowance for equity funds used during construction	(9,003)	(8,496)
EBITDA	$184,326	$208,184

Natural Gas Gathering and Processing Reconciliation of Operating Income to EBITDA
Operating income	$39,757	$59,053
Depreciation and amortization	14,448	11,757
Equity earnings from investments	4,466	7,044
Other income (expense)	(777)	(832)
EBITDA	$57,894	$77,022

Natural Gas Pipelines Reconciliation of Operating Income to EBITDA
Operating income	$32,622	$31,714
Depreciation and amortization	12,793	8,418
Equity earnings from investments	16,208	20,061
Other income (expense)	(514)	(560)
EBITDA	$61,109	$59,633

Natural Gas Liquids Gathering and Fractionation Reconciliation of Operating Income to EBITDA
Operating income	$29,975	$45,287
Depreciation and amortization	6,413	5,619
Equity earnings from investments	-	-
Other income (expense)	(995)	(730)
EBITDA	$35,393	$50,176

Natural Gas Liquids Pipelines Reconciliation of Operating Income to EBITDA
Operating income	$22,295	$13,813
Depreciation and amortization	6,284	4,142
Equity earnings from investments	548	678
Other income (expense)	(355)	(424)
EBITDA	$28,772	$18,209

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ONEOK Partners Reports First-quarter 2009 Results;
Reaffirms 2009 Earnings Guidance

April 29, 2009

ONEOK Partners, L.P. and Subsidiaries
RECONCILIATION OF DISTRIBUTABLE CASH FLOW NON-GAAP FINANCIAL MEASURES

	Three Months Ended
	March 31,
(Unaudited)	2009	2008
	(Thousands of dollars, except per unit amounts)
Reconciliation of EBITDA to Distributable Cash Flow
EBITDA	$184,326	$208,184
Gain on sale of assets	(664)	(31)
Interest expense	(50,908)	(38,529)
Maintenance capital	(8,782)	(7,926)
Distributions to noncontrolling interests	(343)	(74)
Equity earnings from investments	(21,222)	(27,783)
Distributions received from unconsolidated affiliates	33,331	27,413
Current income tax expense and other	(1,165)	(2,373)
Distributable Cash Flow	$134,573	$158,881

Distributions to General Partner	(22,739)	(19,075)
Distributable Cash Flow to Limited Partners	$111,834	$139,806

Distributable Cash Flow per Limited Partner Unit	$1.23	$1.66
Distributions Declared per Limited Partner Unit	$1.08	$1.04
Coverage Ratio	1.14	1.59

Number of Units Used in Computation (Thousands)	90,920	84,454